UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2020
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2020, Alexion Pharmaceuticals, Inc. (the “Company ”) and Amgen Inc. (“Amgen”) entered into a Confidential Settlement and License Agreement (the “Settlement Agreement ”) to settle three inter partes review proceedings (“IPRs”) at the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office initiated by Amgen that the Company previously disclosed.

Pursuant to the Settlement Agreement, the Company and Amgen have agreed to file a motion with the PTAB to terminate each of the pending IPRs. In addition, effective March 1, 2025 (or an earlier date in certain circumstances), the Company grants to Amgen (and its affiliates and certain partners) a non-exclusive, royalty-free, license under U.S. patents and patent applications related to eculizumab and various aspects of the eculizumab product that the Company currently markets and sells under the tradename SOLIRIS®. This license will allow Amgen (and its affiliates and certain partners), effective March 1, 2025, the right to make, have made, use, import, have imported, sell, have sold, offer for sale, have offered for sale, distribute, and have distributed in or for the U.S., an eculizumab product.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which the Company intends to file as an exhibit to a future current or periodic report.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law